Exhibit 24

FUNDRISE GROWTH TECH FUND, LLC

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Michelle A. Mirabal, Bjorn J. Hall, Benjamin St. Angelo and William Doyle, each individually, his true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, in the furtherance of the business and affairs of Fundrise Growth Tech Fund, LLC (the “Fund”): (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), or any other applicable federal  securities  laws,  or  rules,  regulations  or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Fund’s Registration Statement on Form N-2 or Form N-14 regarding the registration of the Fund or its shares of beneficial interest, and any and all amendments thereto, including without limitation reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules,  regulations  or  requirements  of  the  SEC;  and  (ii)  to execute any  and  all federal,   state   or   foreign regulatory  or  other  required  filings,  including  all  applications with  regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, the Fund. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

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This Power of Attorney shall not be revoked with respect to the undersigned by any subsequent power of attorney the undersigned may execute unless such subsequent power of attorney specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney (and unless otherwise required by a provision of law that cannot be waived). This Power of Attorney shall terminate automatically with respect to the Fund if the undersigned ceases to hold the above-referenced office of the Fund.

Dated: May 20, 2022

/s/ Brandon Jenkins

Brandon T. Jenkins